UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 17, 2005 (June 15, 2005)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2005, Janus Capital Group Inc. (the “Company”) and Timothy Hudner, Chief Executive Officer and Chairman of Capital Group Partners, Inc. (“CGP”), agreed to an amendment to Mr. Hudner’s Employment, Retirement and Consulting Agreement dated as of October 6, 2004 (“Retirement Agreement”).

Under the amendment, Mr. Hudner has agreed to extend his employment for six months (until December 31, 2005) as Chief Executive Officer and Chairman of CGP, the Company’s subsidiary that operates a digital communication, commercial printing and graphic design business. At that time he will retire from CGP and become a paid consultant for the first six months of 2006. All other material terms of his Retirement Agreement remain unchanged.

In consideration for his agreement to extend his employment, Mr. Hudner will receive a mutual fund unit award in the amount of $400,000 that will vest on June 30, 2006.

Attached as an exhibit to this filing and incorporated herein by reference in its entirety as Exhibit 10.1 is a copy of the Amendment to the Employment, Retirement and Consulting Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Amendment to Employment, Retirement and Consulting Agreement by and between Janus Capital Group Inc. and R. Timothy Hudner dated as of June 15, 2005

10.2	Employment, Retirement and Consulting Agreement by and between Janus Capital Group Inc. and R. Timothy Hudner dated as of October 6, 2004, is hereby incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 6, 2004 (File No. 001-15253)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: June 17, 2005	By:	/s/ Gregory A. Frost
Gregory A. Frost
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment to Employment, Retirement and Consulting Agreement by and between Janus Capital Group Inc. and R. Timothy Hudner dated as of June 15, 2005

10.2	Employment, Retirement and Consulting Agreement by and between Janus Capital Group Inc. and R. Timothy Hudner dated as of October 6, 2004, is hereby incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 6, 2004 (File No. 001-15253)